INVESTMENT SUB-ADVISORY AGREEMENT DATED FEBRUARY 23, 2016

BETWEEN NUVEEN FUND ADVISORS, LLC AND

GRESHAM INVESTMENT MANAGEMENT, LLC

SCHEDULE A

AMENDED AS OF AUGUST 14, 2018

Fund Name	Effective Date	Period End	Compensation Percentage
Nuveen Gresham Diversified Commodity Strategy Fund	February 23, 2016	August 1, 2019	47%
Nuveen Gresham Managed Futures Strategy Fund	August 14, 2018	August 1, 2020	50%

[SIGNATURE PAGE FOLLOWS]

DATED: August 14, 2018

NUVEEN FUND ADVISORS, LLC

BY:	/S/ CHRISTOPHER M. ROHRBACHER
Managing Director

ATTEST:

/s/ Virginia O’Neal

GRESHAM INVESTMENT MANAGEMENT, LLC

BY:	/S/ JONATHAN SPENCER
President

ATTEST:

/s/ Adam I. Gehrie

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